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                                                                 Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lightbridge, Inc. on Form S-8 of our report dated January 25, 2000 appearing in the Annual Report on Form 10-K of Lightbridge, Inc. for the year ended December 31, 1999.


Deloitte & Touche LLP
Boston, Massachusetts
August 10, 2000